EXHIBIT 23.5(a)




INDEPENDENT AUDITORS' CONSENT
- -----------------------------

We consent to the incorporation by reference in this Registration Statement of CUC International, Inc. on Form S-4 of our report dated March 13, 1995, appearing in the Annual Report on Form 10-K of Advance Ross Corporation for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Proxy Statement of Davidson & Associates, Inc., which is part of this Registration Statement.



/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois
June 17, 1996